UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2017

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2928 Ramco Street, Suite 120 West Sacramento, CA	95691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On March 31, 2017, RiceBran Technologies (the “Company”) amended its Investor Rights Agreement (the “Amendment”) with AF Bran Holdings-NL LLC and AF Bran Holdings LLC, (AFBH-NL and AFBH collectively referred to as “AF”), Industria Riograndese de Oleos Vegetais Ltda and Nutra SA, LLC (“Nutra SA”).  Pursuant to the Amendment, the parties waived and terminated AF’s right under Section 6.2 of the Investor Rights Agreement to exchange AF’s membership interest in Nutra SA for shares of the Company’s common stock.   In exchange for the waiver and termination of this right, the Company paid $100,000.00 to AF.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

The Company intends to issue a press release on April 7, 2017 that will disclose, among other things, information relating to the Company’s stockholders’ equity as of March 31, 2017.  The press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 2.02 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Waiver of Investor Rights Agreement, dated as of March 31, 2017.
99.1	Press Release issued April 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: April 6, 2017	By:	/s/ Robert Smith
Robert Smith
Chief Executive Officer
(Duly Authorized Officer)